COHU, INC.
Notice of Grant of Stock Options	ID: 95-1934119 12367 CROSTHWAITE CIRCLE POWAY, CA 92064

NAME	OPTION NUMBER:
ADDRESS	PLAN:	2005
CITY, STATE, ZIP	ID:

Effective (date), you have been granted a(n) (Nonstatutory/Incentive) Stock Option to buy (# of shares) shares of COHU, INC. (the Company) stock at $(price) per share.

The total option price of the shares granted is $(total price).

Shares in each period will become fully vested on the date shown.

SHARES VEST TYPE FULL VEST EXPIRATION

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2005 Equity Incentive Plan as amended and the Option Agreement, all of which are attached or incorporated by reference and made a part of this document.

COHU, INC.	DATE

(PARTICIPANT NAME)	DATE

COHU, INC.

2005 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”), is made pursuant to a Notice of Grant of Stock Option (the “Notice”) attached hereto or incorporated into this Agreement by this reference, made as of the effective date as set forth in the Notice, between Cohu, Inc., a Delaware corporation (the “Company”) and the option holder (“Participant”) whose identity is set forth in the Notice. The grant of stock options pursuant to this Agreement and the Notice is made pursuant to the Cohu, Inc. 2005 Equity Incentive Plan (the “Plan”). Any discrepancy between the language of the Plan, the Notice and the Agreement shall be resolved in favor of the Plan language. Capitalized words in this Agreement have the same meaning as those in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Participant as a matter of separate inducement and agreement in connection with Participant’s Service, and not in lieu of any salary or other compensation for services, the right and option to purchase, in accordance with the Plan and Notice and on the terms and conditions hereinafter set forth, all or any part of an aggregate of such number of authorized but unissued shares indicated in the Notice.

In the event dividends are payable in Stock of the Company or in the event that there are splits, subdivisions, or combination of shares of Stock, the number of shares subject to the Option shall be increased or decreased proportionately, as the case may be, without change in the total price of all shares initially available under the Option.

Except as provided in this Agreement, the Option may not be exercised at any time unless Participant shall have been in the continuous Service of the Company or any of its Parent or Subsidiary or participanting corporations from the date of grant to the date of exercise of the Option. Service shall be defined in accordance with the Plan.

This Agreement and the Option shall terminate on the expiration date indicated in the Notice unless terminated at an earlier date in accordance with the provisions hereof and of the Plan.

2. Method of Exercise and Payment. Each exercise of the Option shall be by means of a written notice of exercise delivered to the Secretary of the Company (or other designated Participant) and specifying the number of whole shares with respect to which the Option is being exercised, together with tender to the Company of the full purchase price attributable to the shares to be purchased.

Except as otherwise provided for in the Plan, payment of the exercise price for the number of shares being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value of not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System ( a “Cashless Exercise”), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Company’s Board of Directors from time to time to the extent permitted by applicable law, or (vi) by any combination thereof.

Prior to exercising the Option, Participant shall review the Company’s most recent financial statements, reports and other information available to the Company’s stockholders, such that Participant becomes familiar, to Participant’s full satisfaction, with the Company’s affairs, status, prospects and risks. In the event that the Option is to be exercised by any person other than Participant, notice of exercise shall be accompanied by appropriate proof of the right of such person to exercise the Option.

3. Termination of Option. Any Option which has not been exercised by the expiration date as stated in the Notice, shall automatically terminate and be cancelled. If the Service of Participant terminates prior to the expiration date, the Option will terminate thirty (30) days after Service terminates and will be exercisable to the extent such Option was exercisable on the date of termination; if termination is due to Disability of the Participant, Participant or his or her legal representatives will have six (6) months from the date of Disability to exercise the Option, to the extent such Option was exercisable on the date of such Disability; if termination is due to death of the Participant, his or her legal representatives will have six (6) months from the date of death to exercise the Option, to the extent such Option was exercisable on the date of such death.

4. Change in Control. Notwithstanding any other provision of the Plan to the contrary, the Board, in its sole discretion, may provide in any Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding options and shares acquired upon the exercise of such options upon such conditions and to such extent as the Board shall determine.

If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Option or substitute new stock options having an equivalent value. In the event of a Change in Control and the outstanding Options are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding Options will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control. Any Option not assumed, replaced or exercised prior to the Change in Control will terminate.

5. Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

6. Participant Not a Stockholder. Participant shall have no rights as a stockholder of the Company with respect to the shares covered by the Option until Participant tenders to the Company notice of exercise of the Option, pays to the Company the exercise price and complies with all other terms and conditions of exercise as set forth in this Agreement. No adjustment will be made for dividends or other rights for which the record date is prior to the date on which such notice of exercise was delivered, the exercise price tendered and Participant complied with all other terms and conditions of exercise as set forth in this Agreement.

7. Notices. Any notice to be given under the terms hereof shall be hand delivered to the Secretary of the Company (or such other officer as designated by the Committee) or sent by certified mail, return receipt requested, to Cohu, Inc., 12367 Crosthwaite Circle, Poway, California 92064, and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as a party may hereafter designate in writing to the other party. Notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, certified mail, and deposited (postage prepaid) in a post office or branch post office regularly maintained by the United States Government or, if notice is not given through the mail, when such notice is actually received by the person to whom notice is being given.

8. Plan. This Option is granted pursuant to the Plan and the defined terms of the Plan and all other terms and conditions of the Plan are hereby incorporated into this Agreement. Participant acknowledges receiving a copy of the Plan.

9. Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock or cash payment withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to this Agreement until the Company’s tax withholding obligations have been satisfied by the Participant.

10. Continuance of Employment. Nothing contained in this Agreement or in the Plan shall confer upon Participant any right with respect to continued employment or Service by the Company or its Parent or Subsidiary Corporations, if any, or interfere in any way with the right of the Company (or other entity) at any time to terminate such employment or Service or to increase or decrease the compensation received by Participant, but nothing contained herein shall affect any otherwise existing contractual rights of Participant.

11. Laws Applicable to Construction. The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

12. Acknowledgment. If the Option is intended to be an “incentive stock option,” as that term is defined in Section 422(b) of the Internal Revenue Code as amended, certain conditions may be imposed in order for the Option to so qualify and to continue to so qualify. Participant agrees and acknowledges that neither the Company nor anyone acting on its behalf in connection with the administration of the Plan shall be liable to Participant or any successor-in-interest of Participant for any loss or damage suffered as a result of the Option failing to be an incentive stock option under the Code. Participant further agrees and acknowledges that in the event that the aggregate Fair Market Value (determined as of the effective date of grant and as defined by the Plan) of stock with respect to which incentive stock options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and its parent or subsidiary corporations) exceeds $100,000, the portion of the latest granted incentive stock option(s) equal to such excess shall be treated as a nonstatutory stock option rather than an incentive stock option. In addition, Participant acknowledges that the disposition of shares purchased pursuant to an incentive stock option occurring within (i) two years from the date of grant or (ii) one year from the date of exercise of the Option will result in any gain recognized on the disposition being treated as taxable compensation income in the year of the disposition. Participant further acknowledges that the difference between the aggregate price and the Fair Market Value of the shares on the date of exercise of the Option may be an item of tax preference for purposes of the alternative minimum tax to the extent required by applicable law.

13. Notice of Disposition; Proof of Continued Ownership. In the event the Option is intended to be an incentive stock option, Participant agrees to notify the Company of any disposition of shares acquired pursuant to the Option occurring within (i) two years from the date of grant or (ii) one year from the date of exercise of the Option. In addition, Participant agrees to provide such proof of continued ownership of shares as the Company may reasonably require to assess properly any tax deductions associated with the disposition of shares acquired through exercise of the Option.

Exhibit “A”

LETTER AGREEMENT FOR PARTICIPANT’S
EXERCISE OF INCENTIVE OR NONSTATUTORY STOCK OPTION

Corporate Secretary
Cohu, Inc.
12367 Crosthwaite Circle
Poway, CA 92064

To the Corporate Secretary:

I am the “Participant” under the Stock Option Agreement (“the Agreement”) with Cohu, Inc. (the “Company”). Pursuant to the Agreement, I hereby elect to exercise my Option(s). I understand that this election is irrevocable without the consent of the Company once it is effective in accordance with the terms of the underlying plan and the Agreement.

Control #
Grant #	Grant Date	(Company use)	# Shares Exercised	Option Price		Total Exercise Price
				$		$

				$		$

				$		$

				$		$

Totals					--	$

I hereby agree to accept delivery of such shares as provided for in said option; and have tendered $     (a $25.00 DWAC (Deposit & Withdrawal At Custodian) fee imposed by Transfer Agent is included, if applicable) for said option. If payment is by delivery of previously acquired shares, attached are share certificates or an attestation of ownership of Company Stock duly executed in accordance with the Agreement.

I understand and agree as follows:

(i) The determination of the Fair Market Value of the shares issued on the exercise of my Option shall be made as of the business day this notice of exercise is properly tendered to the Company along with payment of the exercise price and compliance with all other terms of exercise. I understand that the difference between The Fair Market Value of the shares on the date of exercise and the exercise price may be an item of tax preference for purposes of the alternative minimum tax.

(ii) I understand that a disposition of shares acquired upon exercise of an Incentive Stock Option prior to two (2) years from the date of grant of the Option or one (1) year from the date of exercise of the Option may cause gain recognized on the disposition to be taxable to me as compensation income to reported on my Form W-2. I will notify you of any disposition of the shares within these time periods and agree to provide you with such proof of continued ownership of such shares as you may require. If the options exercised are nonstatutory stock options, I understand that the Company may be required to withhold or collect taxes owed on any taxable gain that is recognized on the exercise date.

(iii) I have reviewed or had the opportunity to review the Company’s most recent financial statements, reports and other information available to stockholders, such that I am familiar with the Company’s affairs, status, prospects and risks to my full satisfaction.

(iv) I am able to bear the economic risk of holding shares acquired pursuant to the exercise of the Option for an indefinite period.

(v) I represent and warrant that I have no knowledge of material information about the Company and its subsidiaries, if any, or their business or prospects that has not been made heretofore publicly available.

Print Name of Participant	Participant’s Signature Date

Date Received by the Company	Receipt Acknowledged